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                                                                    EXHIBIT 10.4

 Agreement of Merger between Voice Plus, Inc. and BioFactors, Inc., dated as of
                               October 10, 1997




                              AGREEMENT OF MERGER

                                    BETWEEN

                                VOICE PLUS, INC.

                                      AND

                                BIOFACTORS, INC.


         AGREEMENT OF MERGER dated this 10th day of October, 1997, by and between Voice Plus, Inc., a California corporation ("VPI"), herein the surviving corporation, and BioFactors, Inc., a Delaware corporation ("BFI"), herein the merging corporation.


         WITNESSETH that:

         WHEREAS, VPI has an authorized capital stock of 1,000 common shares, of which 100 shares are outstanding and owned by NHancement Technologies Inc., a Delaware corporation ("Parent"); and

         WHEREAS, BFI has an authorized capital stock of 1,000 common shares, of which 100 shares are outstanding and owned by Parent; and

         WHEREAS, the parties to this Agreement, in consideration of the mutual agreements of each corporation as set forth hereinafter, deem it advisable for the sole stockholder of each of said corporations, and generally for the welfare of said corporations, that BFI merge with and into VPI, and that VPI be the surviving corporation in such merger, under and pursuant to the terms and conditions hereinafter set forth; and

         WHEREAS, the parties intend the statutory merger to qualify, for federal income tax purposes, as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.
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         NOW, THEREFORE, BFI and VPI, in consideration of the mutual covenants, agreements and provisions hereinafter contained do hereby agree upon and prescribe the terms and conditions of said merger, the mode of carrying them into effect and the manner and basis of converting the shares of BFI into the shares of VPI, as follows:

         FIRST: BFI shall be merged into VPI, which shall be the surviving corporation. The name of the surviving corporation shall be "Voice Plus, Inc." The merger shall become effective when this Agreement of Merger shall have been filed with the California Secretary of State and a Certificate of Merger shall have been filed with the Delaware Secretary of State, or as otherwise prescribed by law.

         SECOND:  The terms and conditions of the merger are as follows:

         The directors and officers of VPI on the effective date of this merger, shall be the same as the directors and officers of VPI prior to the effective date of the merger.

         Upon the merger becoming effective, the separate existence of BFI shall cease and all the property, rights, privileges, franchises, patents, trade-marks, licenses, registrations and other assets of every kind and description of BFI shall be transferred to, vested in and devolve upon VPI, without further act or deed, and all property, rights, and every other interest of VPI and BFI shall be as effectively the property of VPI as they were of VPI and BFI, respectively. BFI hereby agrees, from time to time, as and when requested by VPI or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as VPI may deem necessary or desirable in order to vest in and confirm to VPI title to and possession of any property of BFI acquired or to be acquired by reason of or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof and the proper officers and directors of BFI and VPI, respectively, are fully authorized in the name of and on behalf of BFI or otherwise to take any and all such action.
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         All rights of creditors and all liens upon the property of either of
BFI and VPI shall be preserved unimpaired, and all debts, liabilities and duties of BFI shall thenceforth attach to VPI and may be enforced against VPI to the same extent as if said debts, liabilities and duties had been incurred or contracted by VPI.

         THIRD: The articles of incorporation and bylaws of VPI, as existing as of the effective date of the merger, shall continue as the articles of incorporation and bylaws of VPI, as the surviving corporation, until amended and changed in accordance with the laws of the State of California.

         FOURTH: The manner of converting the shares of each of the constituent corporations is as follows:

         At the effective time, by virtue of the merger and without any action on the part of BFI, VPI or any holder of shares of BFI common stock, each share of BFI common stock outstanding immediately prior to the effective time of the merger shall be converted into and deemed to be one (1) share of common stock of VPI. Each certificate which immediately prior to the effective time of the merger represents a number of outstanding shares of BFI common stock shall, from and after the effective time of the merger, be deemed for all purposes to represent one (1) share of VPI common stock for each share of BFI common stock represented. The shares of VPI common stock outstanding immediately prior to the merger shall remain outstanding and are not affected by the merger.

         FIFTH: VPI hereby agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of BFI, as well as for enforcement of any obligation of VPI arising from the merger, including any suit or other proceeding to enforce the right of any stockholders as determined in appraisal proceedings pursuant to the provisions of Section 262 of the General Corporation Law of the State of Delaware, and further agrees that the Secretary of State of the State of Delaware shall be irrevocably appointed as VPI's agent to accept service of process in any such suit or other proceedings.





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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement of
Merger to be executed by their respective officers thereunto duly authorized as of the date first above written.


                                    VOICE PLUS, INC.,
                                    A CALIFORNIA CORPORATION



                                    By:     /s/ James S. Gillespie
                                            ----------------------------------
                                            James S. Gillespie, President



                                    By:     /s/ Esmond T. Goei
                                            ----------------------------------
                                            Esmond T. Goei, Secretary



                                    BIOFACTORS, INC.,
                                    A DELAWARE CORPORATION




                                    By:     /s/ Douglas S. Zorn
                                            ----------------------------------
                                            Douglas S. Zorn, President



                                    By:     Esmond T. Goei
                                            ----------------------------------
                                            Esmond T. Goei, Secretary